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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of Nabors Industries, Inc. on Form S-3 of our report dated November 25, 1996, except as to certain information presented in Notes 9 and 15, for which date is December 20, 1996, on our audits of the consolidated financial statements of Nabors Industries, Inc. and Subsidiaries in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".

                                          /s/ COOPERS & LYBRAND L.L.P.

Houston, Texas
April 11, 1997